SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-AMETEK INC NEW COM

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/10/97            2,000-           23.4492
                                10/07/97            8,000-           23.5117
                                10/02/97            5,000-           24.0742
               THE GABELLI EQUITY TRUST,INC.
                                10/29/97          120,000-           22.5742
               THE GABELLI ASSET FUND
                                 9/30/97            5,000-           23.3242
                                 9/26/97            5,000-           23.9617
                                 9/25/97            5,000-           23.9967
          GAMCO INVESTORS, INC.
                                10/29/97            1,000            22.8125
          GAMCO INVESTORS, INC.
                                10/30/97            6,500-           22.7260
                                10/29/97           63,500-           22.6260
                                10/27/97            2,000-           23.3125
                                10/27/97            5,000-           23.4875
                                10/24/97            2,000-           23.6875
                                10/23/97            2,000-           23.4375
                                10/23/97            3,000-           23.5000
                                10/22/97            2,000-           23.7500
                                10/20/97            6,300-           23.7163
                                10/17/97            7,000-           23.4196
                                10/16/97            5,000-           23.8500
                                10/14/97            3,300-           23.8125
                                10/13/97            2,000-           23.8438
                                10/13/97            5,000-           24.4688
                                10/10/97            5,000-           23.7125
                                10/09/97           10,000-           23.6375
                                10/08/97            1,000-           23.8125
                                10/07/97            2,000-           23.6875
                                10/06/97            2,000-           23.7500
                                10/06/97            2,500-           23.7375
                                10/02/97            3,000-           24.2500
                                10/01/97            7,100-           24.0026
                                 9/29/97            1,200-           24.0208





                                       29

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-AMETEK INC NEW COM

         GAMCO INVESTORS, INC.
                                9/26/97            2,000-           24.1563
                                9/23/97           13,000-           24.2163
                                9/22/97           10,000-           23.7500
                                9/19/97           15,000-           23.7500




























         (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

         (2) PRICE EXCLUDES COMMISSION.

         (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.



                                       30